UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 31, 2026

SLB N.V. (SLB LIMITED)

(Exact name of registrant as specified in its charter)

Curaçao	1-4601	52-0684746
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

42 rue Saint-Dominique, Paris, France 75007

5599 San Felipe, Houston, Texas, U.S.A. 77056 (Addresses)

Parkstraat 83, The Hague, The Netherlands 2514 JG

(Addresses of principal executive offices and zip or postal codes)

Registrant’s telephone number in the United States, including area code: (713) 513-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
common stock, par value $0.01 per share	SLB	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01	Regulation FD Disclosure.

On August 31, 2026, SLB Limited (“SLB”) issued a press release announcing that it has signed an agreement to acquire Kelvion, a global provider of thermal management and heat exchange technologies. Under the terms of the agreement, SLB will acquire Kelvion from Apollo-managed funds – the majority owner – and funds advised by Triton, which holds a minority interest, for approximately $3.4 billion in cash and will assume approximately $0.7 billion of debt.

A copy of the press release is included with this Form 8-K as Exhibit 99 and is incorporated into this Item 7.01 by reference. In accordance with General Instruction B.2 of Form 8-K, the information in this Item 7.01 (including Exhibit 99) will not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor will it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such a filing.

Cautionary Statement Regarding Forward-Looking Statements

This Form 8-K and the Exhibit 99 attached hereto contain “forward-looking statements” within the meaning of the federal securities laws, which include any statements that are not historical facts. Such statements often contain words such as “expect,” “may,” “can,” “believe,” “predict,” “plan,” “potential,” “projected,” “projections,” “precursor,” “forecast,” “outlook,” “expectations,” “estimate,” “intend,” “anticipate,” “ambition,” “goal,” “target,” “scheduled,” “think,” “should,” “could,” “would,” “will,” “see,” “likely,” and other similar words. Forward-looking statements address matters that are, to varying degrees, uncertain, including statements regarding the benefits of the proposed transaction between SLB and Kelvion; the anticipated timing of such transaction; information regarding the businesses of SLB and Kelvion, including expectations regarding outlook and all underlying assumptions; SLB’s and Kelvion’s objectives, plans and strategies; information relating to operating trends in markets where SLB and Kelvion operate; projections of results of operations or of financial condition for SLB and Kelvion; and all other statements other than statements of historical fact that address activities, events or developments that SLB or Kelvion intends, expects, projects, believes or anticipates will or may occur in the future. Such statements are based on management’s beliefs and assumptions made based on information currently available to management. These forward-looking statements involve known and unknown risks and uncertainties, and which may cause SLB’s or Kelvion’s actual results and performance to be materially different from those expressed or implied in the forward-looking statements. Factors and risks that may impact future results and performance include, but are not limited to: the terms and timing of the proposed transaction between SLB and Kelvion; the ability to operate the SLB and Kelvion respective businesses, including business disruptions; difficulties in retaining and hiring key personnel and employees; the occurrence of any event, change or other circumstance that could give rise to the termination of the proposed transaction; the ability to satisfy closing conditions to the completion of the proposed transaction; the ability of SLB and Kelvion to integrate the business successfully and to achieve anticipated synergies and value creation from the proposed transaction; the ability to secure government regulatory approvals on the terms expected, at all or in a timely manner; changing global economic and geopolitical conditions; the results of operations and financial condition of customers and suppliers; general economic, geopolitical, and business conditions in key regions of the world; foreign currency risk; inflation; changes in monetary policy by governments; tariffs; pricing pressure; weather and seasonal factors; unfavorable effects of health pandemics; availability and cost of raw materials; challenges in the supply chain; changes in government regulations and regulatory requirements; and other risks and uncertainties detailed in our most recent Forms 10-K, 10-Q, and 8-K filed with or furnished to the Securities and Exchange Commission. Statements in this Form 8-K and the Exhibit 99 attached hereto are made as of August 31, 2026, and SLB disclaims any intention or obligation to update publicly or revise such statements, whether as a result of new information, future events, or otherwise.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

The exhibit listed below is furnished pursuant to Item 9.01 of this Form 8-K.

99	Press Release dated August 31, 2026.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SLB LIMITED

/s/ Samantha Blons
Samantha Blons
Assistant Secretary

Date: August 31, 2026